UNITED STATES
         SECURITIES AND EXCHANGE
               COMMISSION

          Washington, D.C.  20549

                FORM 8-K


                              CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


                         Date of Report
                     (Date of earliest event reported)
                        October 7, 2003


        THE COMMERCE GROUP, INC.
                          (Exact name of registrant as specified in its charter)


 Massachusetts          001-13672        04-2599931
  (State or other                   (Commission File             (IRS Employer
    jurisdiction                         Number)                 Identification
  of Incorporation)                                                    No.)


     211 Main Street, Webster, Massachusetts  01570
      (Address of principal executive offices)                      (Zip Code)


         Registrant's telephone number, including area code:
                         (508) 943-9000



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The Commerce Group, Inc.
Form 8-K
October 8, 2003


Item 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

     The following information, including the text of the press release attached as an Exhibit to this Form 8-K, is furnished pursuant to Item 5, "Other Events and Regulation FD Disclosure".

     On October 7, 2003, The Commerce Group, Inc. (the "Company") issued a press release announcing that the Supreme Judicial Court of Massachusetts, the highest court in the Commonwealth, ruled today in favor of The Commerce Insurance Company, overturning an April 2002 trial court decision that would have required Commerce to cover a claim for the "inherent diminished value" of a vehicle that was damaged in an accident.

     Commerce had not previously established a reserve for any potential liability relating to the Given litigation because it had been unable to estimate the potential exposure that would have resulted had the Court upheld the "inherent diminished value" claim.



                           SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                           THE COMMERCE GROUP, INC.
                           October 8, 2003





                                /s/ Randall V. Becker
                                    Randall V. Becker
                          Treasurer and Chief Accounting Officer







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                                               Exhibit 99.1

Press Release

RELEASE:     Immediate (October 7, 2003)

CONTACT:     Randall V. Becker, Treasurer
             The Commerce Group, Inc.  (NYSE:  CGI)
             (508) 949-4129

Massachusetts High Court Rejects Claim for Diminished Value
Coverage under Massachusetts Automobile Policy

WEBSTER, Mass., October 7, 2003 - The Supreme Judicial Court of Massachusetts, the highest court in the Commonwealth, ruled today in favor of The Commerce Insurance Company, overturning an April 2002 trial court decision that would have required Commerce to cover a claim for the "inherent diminished value" of a vehicle that was damaged in an accident.
In this case, titled "Elena Given v. The Commerce Insurance Company," the plaintiff, Elena Given, sustained damages to her automobile as the result of an accident in 2000. She acknowledged that Commerce paid to have the physical damage to her car fully and properly repaired. In addition to the repair of her car, however, Ms. Given sought recovery from Commerce for the inherent diminished value of her automobile as a result of the accident, which she argued was the difference between the market value of her automobile immediately before the accident and the market value after the full repairs. The Supreme Judicial Court rejected Ms. Given's claim and decided in favor of Commerce, stating in its decision that,
     "Having paid for the full cost of repairing the vehicle, Commerce was not obligated to pay anything more under any theory."

The Court's decision is based on its interpretation of the Massachusetts Standard Auto Policy, which is determined and controlled by the Massachusetts Division of Insurance and required to be used by all insurers operating in the Commonwealth.

About The Commerce Group, Inc.

The Commerce Group, Inc. is headquartered in Webster, Massachusetts. Property and casualty insurance subsidiaries include The Commerce Insurance Company and Citation Insurance Company in Massachusetts, Commerce West Insurance Company in California and American Commerce Insurance Company in Ohio.

Through its subsidiaries' combined insurance activities, the Company is ranked as the 22nd largest personal automobile insurance group in the country by A.M. Best, based on the most recently available direct written premium information.




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Page 2


Forward Looking Statements

This press release contains some statements that are not historical facts and are considered "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve opinions, assumptions and predictions, and no assurance can be given that the future results will be achieved since events or results may differ materially as a result of risks facing the Company. These include, but are not limited to, those risks and uncertainties in the Company's business, some of which are beyond the control of the Company, that are described in the Company's recently filed registration statement on Form S-3, its Forms 10-K and 10-Q, and other documents filed with the SEC, including the possibility of adverse catastrophe experience and severe weather, adverse trends in claim severity or frequency, adverse state and federal regulation and legislation, adverse state judicial decisions, litigation risks, interest rate risk, rate making decisions for private passenger automobile policies in Massachusetts, potential rate filings outside of Massachusetts, heightened competition, concentration of business within Massachusetts, dependence on certain principal employees, as well as the economic, market or regulatory conditions and risks associated with entry into new markets and diversification. The Commerce Group, Inc. is not under any obligation to (and expressly disclaims any such obligations to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.


























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